UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01Changes in Registrant’s Certifying Accountant.

(a)	Engagement of new independent registered accounting firm.

On September 27, 2022, Rare Element Resources Ltd. (the “Company”) engaged Haynie & Company (“Haynie”) as the new independent registered public accounting firm of the Company.

During the two most recent fiscal years ended December 31, 2021 and 2020 and through the subsequent interim period preceding Haynie’s engagement, the Company did not consult with Haynie regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements by Haynie, in either case where written or oral advise provided by Haynie would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any other matter that was either the subject of a disagreement between the Company and its former auditor (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). To be clear, there was no such disagreement or reportable event during the fiscal years or interim period referenced above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 29, 2022

RARE ELEMENT RESOURCES LTD.

By:	/s/ Randall J. Scott
Name:	Randall J. Scott
Title:	President and Chief Executive Officer